UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 10, 2011, Westmoreland Coal Company (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year 2010 ended December 31, 2010. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On March 10, 2011, beginning at 10:00 a.m. Eastern Time, the Company hosted a conference call with investors to discuss the Company’s financial and operating results for the fourth quarter and fiscal year 2010 ended December 31, 2010. The conference call was made available to the public via conference call and webcast. The transcript of the conference call is attached hereto as Exhibit 99.2.
The information in this Item 2.02 of the Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of New Annual Incentive Policy and Long-Term Incentive Policy
At a meeting of the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company held on March 9, 2011, the Committee adopted the Annual Incentive Policy (AIP)/ Long Term Incentive Policy (LTIP) Policy (the “Policy”). The Policy, which encompasses two separate programs, is effective as of January 1, 2011. All stock-based awards under the Policy will be granted under the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors. The combined goal of the AIP and the LTIP is to provide a balance of performance based-compensation that rewards performance over both a one-year and three-year time horizon. The Policy was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 and is incorporated herein by reference.
LTIP. The primary objectives of the LTIP include: (i) aligning the interests of the named executive officers with those of the Company’s shareholders; (ii) increasing named executive officer stock ownership consistent with the Company’s stock ownership guidelines; and (iii) ensuring sound risk management by rewarding sustained performance over a longer time horizon.
Awards under the LTIP may consist of equity or cash at the discretion of the Committee at the time of grant. For 2011, the LTIP will include both time-based and performance-based awards. Time-based awards will vest in equal annual installments over a three-year period based on completion of the service requirement. Performance-based awards will be earned to the degree that performance achievement relative to pre-established goals meets or exceeds the defined Threshold or goal. The 2011 LTIP performance-based awards vest at the end of the three-year period. The measurements for the performance based awards will be the Company’s achievement of reserve acquisition, subsidiary pre-tax profit growth and free cash flow.

On March 9, 2011, the Committee approved the following LTIP awards for April 1, 2011 for the Company’s named executive officers.
Long-Term Incentive Awards for 2011

Name	LTIP Target as % of Base	Grant Date Fair Value of Award
Keith E. Alessi	150%	$900,000
Douglas P. Kathol	80%	$224,400
Kevin A. Paprzycki	70%	$171,500
Morris W. Kegley	60%	$134,579
AIP. The primary objectives of the AIP include: (i) aligning the interests of the named executive officers with the Company’s performance goals; (ii) providing competitive total compensation opportunities; and (iii) ensuring annual compensation incentives appropriately balance risk (i.e. do not unintentionally reward inappropriate short-term risk taking).
Under the AIP, the Company’s named executive officers are eligible to receive annual cash incentive awards. Each named executive officer’s cash incentive award is set at a target amount (the “Target Award”) determined by the Committee or by the Board for the CEO and are defined as a percentage of the individual’s base salary for the year. The Committee and the Board may grant cash incentives in excess of 100% of an individual’s base salary in its sole discretion for the qualitative goals that measure personal performance. Payout under the AIP for financial goals is capped at 200%. Depending on the named executive officer, the AIP award is split between corporate financial goals measured by operating income and free cash flow, mine-level financial goals and qualitative personal goals.
The following table sets forth the Target Award amounts for each named executive officer for 2011.
Target Annual Incentive Bonuses for 2011

		Target Total	% of Target	% of Target	% of Target
		Cash	for	for Mine-	for
	% of Base	Incentive	Qualitative	Level	Corporation
Name	Salary	Bonus	Goals	Financials	Financials
Keith E. Alessi	100%	$600,000	40	0	60
Douglas Kathol	40%	$112,200	40	0	60
Kevin A. Paprzycki	35%	$85,750	40	0	60
Morris W. Kegley	30%	$67,289	30	40	30
Chief Executive Officer Compensation
On March 9, 2011, the Board awarded Mr. Keith E. Alessi, the Chief Executive Officer and President, the following compensation package for 2011:
•	Annualized base salary of $600,000;

•	Annual Incentive Policy target of 100% of base salary; and

•	Long Term Incentive Policy target of 150% of base salary.

In addition, on March 9th, the Board awarded to Mr. Alessi for exemplary work an AIP payout for fiscal year 2010 of $882,240, which reflected 135% financial payout and approximately 235% individual performance payout. The Board approved the issuance of $400,000 worth of Mr. Alessi’s 2010 AIP payout in the form of a grant on March 15, 2011 of unrestricted fully-vested common stock of the Company, valued at the fair market value of the common stock of the Company as of the close of business on March 15th, issued net of all applicable taxes out of the Amended and Restated 2007 Equity Incentive Plan for Employees and Non-Employee Directors.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 10, 2011
99.2	Transcript of March 10, 2011 Investor Conference Call

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY
Date: March 15, 2011	By:	/s/ Kevin Paprzycki
Kevin Paprzycki
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 10, 2011
99.2	Transcript of March 10, 2011 Investor Conference Call